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                                  May 11, 2001





AIM Series Trust
AIM Investment Funds
11 Greenway Plaza
Suite 100
Houston, Texas 77046

                    Re:  AIM Series Trust
                         AIM Investment Funds

Ladies and Gentlemen:

         We have acted as special Delaware counsel for AIM Investment Funds, a Delaware business trust ("AIF"), and AIM Series Trust, a Delaware business trust ("AST"), with respect to certain matters regarding the shares (the "AIF Shares") of AIM Global Consumer Products and Services Fund, a series of AIF (the "Acquired Fund"), and the shares (the "AST Shares") of AIM Global Trends Fund, a series of AST (the "Acquiring Fund"), in connection with the reorganization of Acquired Fund into the Acquiring Fund pursuant to an Agreement and Plan of Reorganization to be entered into by and between AIF, on behalf of the Acquired Fund, and AST, on behalf of the Acquiring Fund (the "Plan of Reorganization")." The Plan of Reorganization provides for the Acquired Fund to transfer all of its assets to the Acquiring Fund in exchange solely for the issuance of the shares of such Acquiring Fund and the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund.

         For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

                  1. The Certificate of Trust for AIF (the "AIF Certificate of Trust"), dated as of May 7, 1998, as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 7, 1998;
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AIM Investment Funds
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                  2. The Agreement and Declaration of Trust of AIF dated as of
May 7, 1998, entered into among William J. Guilfoyle, C. Derek Anderson, Frank
S. Bayley, Arthur C. Patterson, and Ruth H. Quigley, as Trustees, and the Shareholders of AIF, and any amendment thereto (the "AIF Original Declaration");

                  3. The First Amendment to the AIF Original Declaration dated as of September 8, 1998 (the "First Amendment");

                  4. The Second Amendment to the AIF Original Declaration dated as of December 10, 1998 (the "Second Amendment");

                  5. The Third Amendment to the AIF Original Declaration dated as of February 4, 1999 (the "Third Amendment");

                  6. The Fourth Amendment to the AIF Original Declaration dated as of February 14, 1999 (the "Fourth Amendment");

                  7. The Fifth Amendment to the AIF Original Declaration dated as of February 11, 2000 (the "Fifth Amendment");

                  8. The Sixth Amendment to the AIF Original Declaration effective as of May 24, 2000 (the "Sixth Amendment");

                  9. The Seventh Amendment to the AIF Original Declaration effective as of June 12, 2000 (the "Seventh Amendment");

                  10. The Eighth Amendment to the AIF Original Declaration effective as of June 19, 2000 (the "Eighth Amendment");

                  11. The Ninth Amendment to the AIF Original Declaration effective as of December 5, 2000 (the "Ninth Amendment", together with the AIF Original Declaration, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, and the Eighth Amendment, collectively, the "AIF Declaration");

                  12. Schedule A to the AIF Declaration as in effect immediately prior to the transactions contemplated by the Plan of Reorganization;

                  13. The By-laws of AIF as in effect on the date hereof (the "AIF By-laws");

                  14. Resolutions of the Trustees of AIF (the "AIF Reorganization Resolutions") approving the Plan of Reorganization;
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AIM Investment Funds
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                  15. Resolutions of the Trustees of AIF (the "AIF 18f-3
Resolutions" and, together with the AIF Reorganization Resolutions, the "AIF Resolutions") adopting that certain plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "AIF 18f-3 Plan");

                  16. An Officer's Certificate of AIF dated as of May 11, 2001 certifying as to the matters set forth therein;

                  17. A Certificate of Good Standing for AIF, dated May 11, 2001, obtained from the Secretary of State;

                  18. The Certificate of Trust for AST (the "AST Certificate of Trust"), dated as of May 7, 1998, as filed with the Secretary of State on May 7, 1998;

                  19. The Agreement and Declaration of Trust of AST dated as of May 7, 1998, entered into among William J. Guilfoyle, C. Derek Anderson, Frank
S. Bayley, Arthur C. Patterson, and Ruth H. Quigley, as Trustees, and the Shareholders of AST (the "AST Original Declaration");

                  20. The First Amendment to the AST Original Declaration entered into as of September 8, 1998 (the "First Amendment");

                  21. The Second Amendment to the AST Original Declaration entered into as of February 11, 2000 (the "Second Amendment");

                  22. Amendment No.3 to the AST Original Declaration effective as of May 24, 2000 (the "Third Amendment");

                  23. Amendment No.4 to the AST Original Declaration effective as of December 5, 2000 (the "Fourth Amendment", together with the AST Original Declaration, the First Amendment, the Second Amendment, and the Third Amendment, the "AST Declaration");

                  24. Schedule A to the AST Declaration as in effect on the date hereof;

                  25. The By-laws of AST as in effect on the date hereof (the "AST By-laws");

                  26. Resolutions of the Trustees of AST (the "AST Reorganization Resolutions") approving the Plan of Reorganization;

                  27. Resolutions of the Trustees of AST (the "AST 18f-3 Resolutions" and together with the AST Reorganization Resolutions, the "AST Resolutions") adopting that certain plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "AST 18f-3 Plan");
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AIM Investment Funds
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                  28. A Certificate of the Secretary of AST dated as of May 11,
2001 certifying as to the matters set forth therein;

                  29. A Certificate of Good Standing for AST, dated May 11, 2001 obtained from the Secretary of State;

                  30. The Plan of Reorganization; and

                  31. The registration statement on Form N-14 filed with the Securities and Exchange Commission on or about May 11, 2001, pursuant to the Securities Act of 1933, as amended, covering the AST Shares (the "Registration Statement").

         As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

         Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. Each of AIF and AST has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 6 Del.
C. Section 3801 et seq (the "Delaware Act").

         2. The Acquiring Fund and, immediately prior to the transactions contemplated by the Plan of Reorganization, the Acquired Fund, have been duly created and are validly existing as a series of AST and AIF, respectively, under
Section 3804 of the Delaware Act.

         3. Each of the AIF Declaration and the AST Declaration constitutes the legal, valid and binding obligation of the Trustees party thereto, enforceable against the Trustees party thereto, in accordance with their respective terms.

         4. Subject to the other qualifications set forth herein, the AST Shares have been duly authorized and when (a) the Plan of Reorganization has been duly executed and delivered, (b) the Plan of Reorganization has been duly approved by the Shareholders of the Acquired Fund, and (c) the AST Shares have been otherwise issued in accordance with the AST Declaration, the AST Reorganization Resolutions, the Plan of Reorganization, the AST 18f-3 Plan, and the AST By-laws, such AST Shares will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Acquiring Fund.

         In addition to the assumptions and qualifications set forth above, all of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:
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AIM Investment Funds
May 11, 2001
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                           a. The foregoing opinions are limited to the laws of
the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                           b. We have assumed that the Plan of Reorganization
will not contravene (i) any contractual restriction binding on any party to the Plan of Reorganization, or (ii) any law, rule or regulation applicable to such parties (exclusive of AIF, AST, the Acquiring Fund and the Acquired Fund, but only to the extent of any Delaware law, rule or regulation applicable to AIF, AST, the Acquiring Fund and the Acquired Fund). In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                           c. The foregoing opinions regarding the
enforceability of the AIF Declaration and the AST Declaration are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

                           d. We have assumed that all signatures on documents
examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                           e. We have assumed that the AIF Declaration, the AIF
By-laws, the AIF Resolutions, the AIF 18f-3 Plan, in the case of AIF, the AST Declaration, the AST By-laws, the AST Resolutions, the AST 18f-3 Plan, in the case of AST, and once it has been duly executed and delivered, the Plan of Reorganization, collectively, constitute (or will constitute in the case of the Plan of Reorganization) the entire agreement with respect to the subject matter thereof, including (i) with respect to the creation, dissolution and winding up of AIF, AST, the Acquiring Fund, and the Acquiring Fund, (ii) the terms applicable to the AIF Shares and the AST Shares, and (iii) the power and authority of the Trustees of AIF and AST, as the case may be.

                           f. We have assumed that to the extent any additional
rights and/or preferences are stated in the AIF 18f-3 Plan and the AST 18f-3 Plan, such additional rights and/or preferences (i) are enforceable in accordance with their terms, and (ii) do not conflict with the AIF Certificate of Trust, the AIF Declaration, and the AIF By-laws, in the case of AIF, the AST Certificate of Trust, the AST Declaration, and the AST By-laws, in the case of AST, or any
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AIM Investment Funds
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statute, rule or regulation applicable to AIF, AST, the Acquiring Fund or the
Acquired Fund, or, once it has been duly executed and delivered, the Plan of Reorganization.

                           g. We have assumed that once the Plan of
Reorganization has been duly executed and delivered, it will constitute the legal, valid and binding obligations of the parties thereto, and that the transactions contemplated thereby will be enforceable against such parties in accordance with their terms.

                           h. With respect to the enforceability of the AIF
Declaration and the AST Declaration, we express no opinion on the enforceability of Section 4.7 therein.

                           i. We have assumed that no event set forth in Section
9.3(a) of the AIF Declaration and the AST Declaration has occurred with respect to AIF, AST, or any series thereof.

                           j. Notwithstanding any provision in the AIF
Declaration or the AST Declaration to the contrary, we note that upon the occurrence of an event set forth in Section 9.3(a) thereof, with respect to AIF, AST, the Acquiring Fund, or the Acquired Fund, as the case may be, AIF, AST, the Acquiring Fund, or the Acquired Fund, as applicable, cannot make any payments or distributions to the Shareholders thereof until their respective creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

                           k. With respect to the enforceability of any
provision of the AIF Declaration or the AST Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust or series thereof and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

                           l. We have assumed that none of the AIF By-laws, the
AIF Resolutions, the AIF 18f-3 Plan, the AST By-laws, the AST Resolutions, and the AST18f-3 Plan has been amended, modified, or revoked in any manner from the date of its adoption, and that each of the AIF By-laws, the AIF Resolutions, the AIF 18f-3 Plan, the AST By-laws, the AST Resolutions, and the AST18f-3 Plan remains in full force and effect on the date hereof.

                           m. We have assumed that AST maintains separate and
distinct records for the Acquiring Fund and that AST and the Trustees of AST hold and account for the assets belonging to the Acquiring Fund separately from the assets of each other series of AST and AST generally, if any.

                           n. We note that we do not assume responsibility for
the contents of the Registration Statement.
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AIM Investment Funds
May 11, 2001
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                           o. Except as expressly set forth above, we express no
opinion on any document that is referred to or incorporated by reference into the documents reviewed by us.


                  This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose. Kirkpatrick & Lockhart LLP may rely on this opinion with respect to the matters set forth herein in connection with its opinion being delivered on even date herewith. In addition, AIM Series Trust and AIM Investment Funds may rely on this opinion with respect to the matters set forth in, and connection with, the Registration Statement.


                                        Very truly yours,

                                        /s/ POTTER ANDERSON





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